Exhibit 99.2

Resolve Staffing to Acquire $20 Million Staffing Company

April 12, 2006 (Cincinnati, OH) - Resolve Staffing, Inc. (OTCBB: RSFF) today announces that it has signed a Letter of Intent to acquire Star Personnel. Headquartered in Cincinnati, Ohio, Star Personnel (www.starpersonnel.com) is a provider of diversified staffing services. With approximately $20 million in annual sales, and four offices in the Cincinnati/Tri-state area, Star Personnel offers a variety of staffing services including light industrial and office/clerical support. Closing of the transaction is subject to certain due diligence and customary closing conditions and is expected to occur by the end of the month. Moreover, the acquisition will be accretive to earnings.

Ron Heineman, CEO of Resolve, stated, “The acquisition of Star Personnel will further establish Resolve as a premier staffing company, both nationally and in the Cincinnati and tri state markets. As we have continued to demonstrated, Resolve will pursue aggressive growth both organically and through strategic acquisition opportunities throughout the U.S. This acquisition, which we hope to close this month, will diversify and expand our service offerings in the market. Star brings a solid history and reputation and I am pleased with both the cultural fit and the future business benefits we will jointly achieve. The Company has a strong management team with an unsurpassed commitment to customer service which has enabled them to excel in all aspects of the temporary employment industry.”

"We are very excited about this acquisition," said Don Quarterman, Director of Resolve Staffing. "With $20 million in annual sales, Star Personnel will bring us close to $100 million in annual staffing revenue. This is a large milestone for Resolve and one that Mr. Heineman and his management team have set as a strategic goal. Resolve has built a scalable infrastructure capable of supporting our continued growth. Moreover, as previously announced, we continue to stay on track and still anticipate closing the ELS transaction in the second quarter.”

About Resolve Staffing, Inc.

Resolve Staffing is a national provider of outsourced human resource services. With 52 offices reaching from New York to California, the Company provides a full range of supplemental staffing and outsourced solutions, including solutions for temporary, temporary-to-hire, or direct hire staffing in the medical, trucking, garment, clerical, office administration, customer service, professional and light industrial categories. For additional information on Resolve Staffing visit our website www.resolvestaffing.com.

This press release contains forward-looking statements covered within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to, among other things, plans and timing for the introduction or enhancement of our services and products, statements about future market conditions, supply and demand conditions, and other expectations, intentions and plans contained in this press release that are not historical fact and involve risks and uncertainties. Our expectations regarding future revenues depend upon our ability to develop and supply products and services that we may not produce today and that meet defined specifications. When used in this press release, the words "plan," "expect," "believe," and similar expressions generally identify forward-looking statements. These statements reflect our current expectations. They are subject to a number of risks and uncertainties, including, but not limited to, changes in technology and changes in pervasive markets. These risks and uncertainties may cause the actual results of the Company to be materially different from any future results expressed or implied. Factors that could affect future results include economic conditions in the Company's service areas, the effect of changes in the Company's mix of services on gross margin, the Company's ability to successfully integrate acquired businesses with its existing operations, future workers' compensation claims experience, the effect of changes in the workers' compensation regulatory environment in one or more of our primary markets, and collectibility of accounts receivable among others. Other important factors that may affect the Company's future prospects are described in the Company's 2004 Annual Report on Form 10-K. Although forward-looking statements help to provide complete information about the Company, readers should keep in mind that forward-looking statements may be less reliable than historical information. The Company undertakes no obligation to update or revise forward-looking statements in this release to reflect events or changes in circumstances that occur after the date of this release.

Contact:
Don Quarterman
770-900-4856
ir@resolvestaffing.com